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                                                           EXHIBIT 10.18



                             FORM OF ADDITIONAL NOTE

THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED OR SOLD, IN WHOLE OR IN PART, UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS.

                                                            Whippany, New Jersey
                                                              ____________, 1997

      FOR VALUE RECEIVED, the undersigned,___________________________, a ___________________________ corporation (the "Company"), hereby unconditionally promises to pay to the order of the parties listed on Schedule A (each, a "Lender") or registered assigns (the "Holder"), the aggregate principal amount of Twenty-Five Dollars ($25.00), as such sum may be increased pursuant to
Section 2 below, to be paid in the percentages indicated on Schedule A, together with interest, compounded as provided below, at a rate of 7.0% per annum on the principal amount hereof from time to time outstanding as provided below.

      1.     Payments.

            (a) The Company shall pay the entire unpaid principal amount of this Note on June 1, 2000 (the "Maturity Date"), unless accelerated as provided herein.

            (b) If any payment hereunder becomes due on a day that is a legal holiday, such payment or prepayment shall become due on the next succeeding business day.

      2.    Principal.

            (a) The initial principal amount of this Note shall be Twenty-Five Dollars ($25.00). The principal amount of this Note shall be adjusted (i) on such date that the Company files its tax return for its "S Short Year," beginning on January 1, 1997 as such term is defined under section 1362(e)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Short Year Adjustment Date") or (ii) in the event that any future examination of any tax return by the Internal Revenue Service (the "IRS") results in a final determination by the IRS or a court increasing the taxable income of the Company for the S Short Year beginning on January 1, 1997 (a "Examination Adjustment.") On the Short Year Adjustment Date, the principal amount of this Note shall be increased by an amount equal to the excess, if any, of (i) the sum of (A) the Company's items of separately stated income and gain (within the meaning of section 1366(a)(1)(A) of the Code reduced, to the extent applicable, by the Company's separately stated items of deduction and loss (within the meaning of section 1366(a)(1)(B) of the Code) and (B) the Company's own separately computed income or loss (within the meaning of section 1366(a)(2)(B) (such sum referred to as "S Corporation Taxable Income"), over (ii) $__________
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[the estimate for the 1997 S Short Year]. At the time of any Examination
Adjustment, the principal amount of this Note shall be increased by an amount equal to the increase, if any, in S Corporation Taxable Income resulting from such examination. Notwithstanding the foregoing, in no event shall the adjustments to principal of this Note, when added to all prior adjustments to the principal of similar notes issued as of this date by the Constituent Entities (as such term is defined in the Registration Statement on Form S-1 for 800-JR CIGAR, INC. (No. 333-23401)), exceed $1 million.

            (b) On the Maturity Date principal on this Note shall be payable in an amount equal to the unpaid principal on this Note shall be paid.

      3.    Interest Rate.

            Interest shall accrue (computed on the basis of a 360-day year of twelve 30-day months) on the outstanding principal of this Note at the rate of 7.0% per annum compounded annually (the "Applicable Rate"), payable on the Maturity Date. For purposes of calculating interest, any adjustment to principal pursuant to Section 2(a) hereof shall be deemed to have occurred on the issue date of this Note. Payments hereunder shall be applied first against accrued and unpaid interest and then against principal hereof. If the Company shall default in the payment of the principal of or interest on this Note when due and payable, the Company shall on demand, from time to time, pay interest on such defaulted amount from the time of such default until such defaulted amount is paid at a per annum rate equal to two percent over the Applicable Rate. Notwithstanding anything contained herein to the contrary, if at any time the rate of interest charged hereunder, together with all other charges provided for herein which are treated as interest under applicable law, shall exceed the maximum lawful rate which may be contracted for, charged or received by a Lender or a Holder in accordance with applicable law (the "Maximum Rate"), the rate of interest, if any, payable under this Note, together with all such other charges, shall be limited to the Maximum Rate.

      4. Form of Payments. All Payments hereunder shall be made in lawful money of this United States of America at the address of each Lender set forth on Schedule A hereto, or at such other place or places as each Lender may designate by notice to the Company.

      5. Waivers. The Company hereby waives diligence, presentment, demand, protest and notice of any kind. The non-exercise by Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      6. Subordination. If required pursuant to the terms of any Bank Indebtedness (as hereinafter defined), the payment of the principal of and interest on this Note shall be subordinated in right of payment to such Bank Indebtedness and each Lender and each subsequent Holder or assign, by its acceptance hereof, if required by the terms of such Bank Indebtedness, agrees to enter into an appropriate subordination agreement acceptable to the holders of such Bank Indebtedness. As used herein, "Bank Indebtedness" shall mean all indebtedness of the Company for money borrowed (including principal, interest, premium, if


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any, and fees, if any) from banks or other financial institutions, whether outstanding on the date hereof or hereinafter incurred, as the same may be extended, modified or renewed.

      7. Events of Default. In the case of the happening of any of the following events (each, an "Event of Default"):

            (a) The Company shall default in the payment of principal of and interest on this Note, as and when due and payable, whether upon the Maturity Date, by acceleration hereunder or otherwise;

            (b) Any obligor under any note issued to Lenders or the other Existing Stockholders (as defined in the Registration Statement of 800-JR Cigar, Inc.) on the date hereof shall default in the payment of principal of or interest on such note, as and when due and payable, whether upon a payment date, the maturity date, by acceleration thereunder or otherwise;

            (c) The Company shall (i) become insolvent or admit in writing its inability to pay its debts as they mature, (ii) apply for, consent to, or acquiesce in the appointment of a receiver, trustee, liquidator or similar official for itself or any of its assets, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent, (v) voluntarily commence a proceeding or file a petition under any law relating to bankruptcy, insolvency, the relief of debtors or the liquidation or adjustment of indebtedness or (vi) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (c) below; or

            (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed under any law relating to bankruptcy, insolvency, the relief of debtors or the liquidation or adjustment of indebtedness against the Company, or the assets of the Company, and such proceeding or petition shall not be dismissed within thirty (30) days;

then, and in every such event, and at any time thereafter during the continuance of such event, the Lenders may, by five business days' prior written notice to the Company, declare this Note to be (provided, however, that in the case of an event described in paragraph (c) or (d) above, this Note shall automatically become) immediately due and payable, whereupon this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding. In addition, upon the occurrence of an Event of Default, the Lenders may exercise any or all rights, powers and remedies available to the Lenders at law or in equity or by statute or otherwise for the protection and enforcement of the rights of Lender.

      8. Costs. The Company shall pay to Lenders, on demand, all costs and expenses incurred to collect any indebtedness evidenced hereby, including, without limitation, reasonable attorneys' fees.


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      9.    Severability. In the event any one or more of the provisions of this
Note shall be held to be invalid, illegal or unenforceable, or operate to invalidate this Note, then only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect.

      10. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

      11. Titles. The titles, captions or headings of the paragraphs herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note.

      12.   Miscellaneous.

            (a) If this Note is mutilated, lost, stolen or destroyed, the Company may issue a new Note of like form and maturity to the Holder hereof upon presentment and surrender of the mutilated Note, in the case of mutilation, and upon receipt of evidence satisfactory to the Company of loss, theft or destruction in all other cases.

            (b) All agreements of the Company in this Note shall bind its successor.

            (c) The terms of this Note may be amended, modified or supplemented by the Company with the consent of the Lenders and Holders of a majority of the then outstanding principal amount of this Note; provided, however, that, without the consent of each Lender and Holder of this Note, the interest rate and the principal amount of this Note may not be reduced, the date when interest or principal under this Note becomes due, and this Section 12(c) may not be amended, modified or supplemented.

                                              [NAME OF CORPORATION]


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:


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(Corporate Seal)

ATTEST:


By:
   --------------------------
   Name:
   Title:


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                                   SCHEDULE A

                                                            Percentage of
Lender                                                     Principal Amount
------                                                     ----------------

Lewis Irving Rothman.....................................      __________%

La Vonda Rothman.........................................      __________%

[La Vonda Rothman and Lewis Irving
Rothman, Trustees and Samuel Bornstein
as Special Trustee of trust f/b/o Shane
Rothman created under trust agreement
dated November 1, 1994, Lewis Rothman Grantor](1)........      __________%

[La Vonda Rothman and Lewis Irving
Rothman, Trustees and Samuel Bornstein
as Special Trustee of trust f/b/o Luke
Rothman created under trust agreement
dated November 1, 1994, Lewis Rothman Grantor](1)........      __________%

[La Vonda Rothman and Lewis Irving
Rothman, Trustees and Samuel Bornstein
as Special Trustee of trust f/b/o Samantha
Rothman created under trust agreement
dated November 1, 1994, Lewis Rothman Grantor](1)........      __________%

La Vonda Rothman and Lewis Irving
Rothman, Trustees and Samuel Bornstein
as Special Trustee of trust f/b/o Marni
Rothman created under trust agreement
dated November 1, 1994, Lewis Rothman Grantor](1)........      __________%

--------
(1) To be included on Schedule A to the Note issued by J.R. Statesville, Inc. only.